Exhibit 99.1

JDA Investor Relations Contacts:
•	Lawrence Delaney, Jr., The Berlin Group
•	Tel: 714-734-5000; larry@berlingroup.com

• JDA Software Group, Inc.	Kristen L. Magnuson, Executive Vice President & Chief
•	Financial Officer, JDA Software Group, Inc.
• NEWS RELEASE	Tel: 480-308-3000
•

JDA Reports Substantial Earnings Growth on Sequential Increase in License Revenues and
Successful Implementation of Cost Controls

Scottsdale, Ariz. – July 25, 2005 – JDA® Software Group, Inc. today announced financial results for the second quarter ended June 30, 2005. JDA reported total revenues of $54.9 million and software revenues of $15.3 million for second quarter 2005, compared to total revenues of $54.1 million and software revenues of $14.1 million for second quarter 2004, and total revenues of $50.3 million and software revenues of $10.2 million for first quarter 2005.

     JDA reported GAAP net income for the second quarter 2005 of $3.6 million, or $0.12 per share, as compared to GAAP net income of $604,000, or $0.02 per share in second quarter 2004. The Company reported adjusted non-GAAP earnings for second quarter 2005 of $0.17 per share, as compared to adjusted non-GAAP earnings per share of $0.04 for second quarter 2004. The non-GAAP earnings results exclude amortization of acquired software technology and intangibles, restructuring charges and adjustments to acquisition-related reserves, and net tax benefits resulting from revisions of tax estimates in prior years and certain foreign tax positions and contingencies, all of which are itemized in the attached schedule of non-GAAP measures of performance.

     “At the start of the quarter we talked about having a robust pipeline of opportunities. I am pleased to report that we have been able to convert a number of them into new business with a 50% sequential increase in software license sales delivering solid earnings growth during second quarter 2005,” commented Hamish Brewer, JDA Chief Executive Officer. “Of the 78 deals that we closed this past quarter, our wins included four deals over $1 million, 11 multi-product transactions and nine Portfolio Merchandise Operations transactions. With 78% of our software license sales coming from existing customers, our performance clearly proves the winning advantage that our large customer base and market leading product suite can deliver in this highly competitive environment.”

     “Additionally, I am delighted to be able to report that demand generation for our new PortfolioEnabled® products is proceeding very well. We signed our first major, tier one customer for our new portfolio enabled advanced replenishment application, PRO, since its release during the first quarter of 2005 and now have established an impressive list of opportunities. These facts position us very well to achieve more significant growth over the next eighteen months,” added Brewer.

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SECOND QUARTER 2005 HIGHLIGHTS

•	Strong Acceptance of New Products on Microsoft .NET: JDA has enjoyed a strong reception for its first release of next generation JDA Portfolio® products. With another two deals closed this quarter for new PortfolioEnabled™ applications, JDA is now in various stages of implementation with six companies and partnering with Microsoft on joint activities. JDA attributes the strong interest of its product strategy to several factors, including the company’s unique ability to deliver high quality, industry-specific software functionality; visionary technologies and comprehensive services proven to transform how retailers and their suppliers operate, compete and grow.

•	Regional Sales Activity: JDA’s Americas; Europe, Middle East and Africa (EMEA) and Asia Pacific regions achieved strong sequential increases of 48%, 15% and 198%, respectively, in software license activity during second quarter 2005. The Americas closed $9.5 million in software license deals in Q2’05, compared to $6.5 million in Q1’05 and $9.9 million in Q2’04. EMEA closed $3.4 million in software license deals in Q2’05, compared to $3.0 million in Q1’05 and $2.9 million in Q2’04. Asia Pacific closed $2.3 million in software license deals in Q2’05, compared to $782,000 in Q1’05 and $1.3 million in Q2’04.

•	New Chief Operating Officer Added to Senior Management Team: JDA appointed Christopher J. Koziol to the newly created position of Chief Operating Officer. Koziol, a seasoned technology industry veteran, is the former president and COO of MicroAge, Inc., a Fortune 500 technology systems integrator and wholesaler to leading sales and services organizations.

•	Supply Chain Leadership Recognized by Industry: For the fifth consecutive year JDA or its customers have been selected as outstanding examples of strategic thinking and supply chain leadership by the Voluntary Inter-industry Commerce Standards (VICS) Association. JDA won the 2005 VICS Award for Best Third Party Provider for enabling its customers to improve service levels, reduce inventory, increase sales and execute more efficient logistics. As a result of Q2’05 license activity, 275 trading partner pairs rely on JDA solutions to support over $4.5 billion in trade volume, up from more than 230 trading partner pairs in Q2’04.

•	Strong Cash Position: JDA ended Q2’05 with $93.9 million in cash and marketable securities as compared to $97.1 million at December 31, 2004. JDA generated $1.7 million in cash flow during Q2’05 as compared to $8.2 million in Q2’04. DSOs were 66 days at the end of Q2’05, compared to 65 days at the end of Q1’05 and 61 days in Q2’04. During Q2’05 JDA also repurchased 590,500 shares of its common stock for $6.5 million.

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JDA Reports Substantial Earnings Growth on Sequential Increase in License Revenues

SIX-MONTH 2005 RESULTS

     For the six months ended June 30, 2005, total revenues were $105.1 million compared with $109.3 million for the same period in 2004. Software license revenues decreased 11% to $25.5 million for the first half of 2005, versus $28.7 million in the first half of 2004. JDA reported GAAP net income of $4.3 million or $0.15 per share, as compared to GAAP net income of $167,000 or $0.01 per share in the first half of 2004.

     Adjusted non-GAAP earnings for the first half of 2005 were $0.25 per share, as compared to $.11 per share in the first half of 2004. The non-GAAP earnings results exclude amortization of acquired software technology and intangibles, restructuring charges and adjustments to acquisition-related reserves, and net tax benefits resulting from revisions of tax estimates in prior years and certain foreign tax positions and contingencies, all of which are itemized in the attached schedule of non-GAAP measures of performance.

     Cash flow from operations was $7.5 million for the first half of 2005 as compared to $15.0 million for the first half of 2004.

Earnings Conference Call Information for Today’s Announcement

     JDA will hold its regularly scheduled conference call today, July 25, 2005, at approximately 4:45 pm Eastern Time. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Second Quarter 2005 Earnings.” A replay of the conference call will begin immediately following the call and will end on August 25, 2005 at 12:00 am EDT. Callers can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using access code 6186863.

     To participate in a live Web cast of the call, visit the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00002685. An archived version of the Web cast will be accessible from the same link for one year from the conference date.

About JDA Software

     With more than 4,800 retail, manufacturing and wholesale customers in 60 countries, JDA Software Group, Inc. (Nasdaq:JDAS) is a global leader in delivering integrated software and professional services for the retail demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio, its suite of merchandising, POS, analytic and collaborative solutions that improve revenues, efficiency and customer focus. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs approximately 1,100 associates operating from 26 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.

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JDA Reports Substantial Earnings Growth on Sequential Increase in License Revenues

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Mr. Brewer’s statements that we have established an impressive list of opportunities for our Enabled products and expect to achieve more significant growth over the next eighteen months. Future events may involve risks and uncertainties, including, but not limited to: (i) uncertainties inherent in predicting closure of software transactions based upon interest, particularly in the case of products such as our Enabled products that are in early stages of availability and roll-out and have few, if any, production reference sites; (ii) risks related to increased competitive activity by companies such as Oracle and SAP that have greater financial and marketing resources than us; (iii) the risk that general worldwide economic conditions could deteriorate significantly over the period in which we hope to achieve significant growth; and (iv) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.

“JDA,” “JDA Portfolio,” and “PortfolioEnabled” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$57,746	$61,344
Marketable securities	36,137	35,778

Total cash and marketable securities	93,883	97,122

Accounts receivable, net	40,274	39,524
Deferred tax asset	3,693	3,578
Prepaid expenses and other current assets	9,959	8,242
Promissory note receivable	1,536	2,736

Total current assets	149,345	151,202

Property and Equipment, net	45,465	48,324

Goodwill	69,901	69,901

Other Intangibles, net:
Customer lists	26,649	28,347
Acquired software technology	18,186	20,749
Trademarks	2,591	2,591

	47,426	51,687

Deferred Tax Asset	12,101	11,453

Total assets	$324,238	$332,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,144	$3,104
Accrued expenses and other liabilities	18,624	24,645
Income tax payable	784	215
Deferred revenue	29,978	28,418

Total current liabilities	52,530	56,382

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 29,680,019 and 29,596,697 shares, respectively	297	296
Additional paid-in capital	249,599	248,633
Retained earnings	36,298	32,012
Accumulated other comprehensive loss	(1,275)	(204)

	284,919	280,737
Less treasury stock, at cost, 1,162,202 and 414,702 shares, respectively	(13,211)	(4,552)

Total stockholders’ equity	271,708	276,185

Total liabilities and stockholders’ equity	$324,238	$332,567

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JDA Reports Substantial Earnings Growth on Sequential Increase in License Revenues

JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
REVENUES:
Software licenses	$15,307	$14,085	$25,524	$28,664
Maintenance services	21,496	19,819	43,202	39,126

Product revenues	36,803	33,904	68,726	67,790

Consulting services	16,733	18,523	33,647	38,537
Reimbursed expenses	1,361	1,656	2,775	2,935

Service revenues	18,094	20,179	36,422	41,472

Total revenues	54,897	54,083	105,148	109,262

COST OF REVENUES:
Cost of software licenses	491	701	716	1,379
Amortization of acquired software technology	1,263	1,299	2,562	2,560
Cost of maintenance services	5,709	4,865	11,322	9,833

Cost of product revenues	7,463	6,865	14,600	13,772

Cost of consulting services	13,142	13,691	26,093	28,036
Reimbursed expenses	1,361	1,656	2,775	2,935

Cost of service revenues	14,503	15,347	28,868	30,971

Total cost of revenues	21,966	22,212	43,468	44,743

GROSS PROFIT	32,931	31,871	61,680	64,519

OPERATING EXPENSES:
Product development	10,744	13,412	22,420	27,182
Sales and marketing	9,671	11,787	19,073	22,709
General and administrative	6,936	6,270	12,465	12,487
Amortization of intangibles	849	849	1,698	1,690
Restructuring charge and adjustments to acquisition- related reserves	880	—	2,439	2,824

Total operating expenses	29,080	32,318	58,095	66,892

OPERATING INCOME (LOSS)	3,851	(447)	3,585	(2,373)

Other income, net	627	222	1,143	970

INCOME (LOSS) BEFORE INCOME TAXES	4,478	(225)	4,728	(1,403)

Income tax provision (benefit)	895	(829)	442	(1,570)

NET INCOME	$3,583	$604	$4,286	$167

BASIC EARNINGS PER SHARE	$.12	$.02	$.15	$.01

DILUTED EARNINGS PER SHARE	$.12	$.02	$.15	$.01

SHARES USED TO COMPUTE:
Basic earnings per share	28,757	29,053	28,953	29,045

Diluted earnings per share	29,023	29,518	29,273	29,634

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
NON-GAAP OPERATING INCOME

Operating income (loss) (GAAP BASIS)	$3,851	$(447)	$3,585	$(2,373)

Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,263	1,299	2,562	2,560
Add back amortization of intangibles	849	849	1,698	1,690
Add back restructuring charge and adjustments to acquisition-related reserves	880	—	2,439	2,824

Adjusted non-GAAP operating income	$6,843	$1,701	$10,284	$4,701

NON-GAAP OPERATING INCOME, as a percentage of revenue

Operating income (loss) (GAAP BASIS)	7%	(1%)	3%	(2%)

Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	2%	2%	3%	2%
Amortization of intangibles	1%	2%	2%	2%
Restructuring charge and adjustments to acquisition-related reserves	2%	—	2%	2%

Adjusted non-GAAP operating income	12%	3%	10%	4%

NON-GAAP EARNINGS PER SHARE

Diluted earnings per share (GAAP BASIS)	$.12	$.02	$.15	$.01

Adjustments for non-GAAP measures of performance, net of tax:
Add back amortization of acquired software technology	.03	.03	.05	.05
Add back amortization of intangibles	.02	.02	.04	.04
Add back restructuring charge and adjustments to acquisition-related reserves	.02	—	.05	.06

Net tax benefits resulting from revisions of tax estimates in prior years and certain foreign tax positions and contingencies	(.02)	(.03)	(.04)	(.05)

Adjusted non-GAAP diluted earnings per share	$.17	$.04	$.25	$.11

CASH FLOW INFORMATION

Net cash provided by operating activities	$1,708	$8,225	$7,549	$15,045

Net cash used in investing activities:
Purchase of corporate office facility	$—	$—	$—	$(23,767)
Purchase of Timera Texas, Inc.	—	—	—	(13,574)
Purchase of other property and equipment	(979)	(2,037)	(2,558)	(5,754)
Other, net	85	11,244	606	12,218

	$(894)	$9,207	$(1,952)	$(30,877)

Net cash provided by financing activities:
Purchase of treasury stock	$(6,508)	$—	$(8,659)	$—
Other, net	205	90	843	422

	$(6,303)	$90	$(7,816)	$422

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260